Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Austin	Milan
	Beijing	Munich
	Boston	New York
	Brussels	Orange County
	Century City	Paris
	Chicago	Riyadh
	Dubai	San Diego
	Düsseldorf	San Francisco
August 11, 2022	Frankfurt	Seoul
	Hamburg	Shanghai
	Hong Kong	Silicon Valley
	Houston	Singapore
Science 37 Holdings, Inc.	London	Tel Aviv
800 Park Offices Drive, Suite 3606	Los Angeles	Tokyo
Research Triangle Park, NC 27709	Madrid	Washington, D.C.

Re:	Registration Statement on Form S-8; 6,980,904 shares of Common Stock, par value $0.0001 per share, of Science 37 Holdings, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Science 37 Holdings, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of (i) up to 5,817,420 shares (the “2021 Plan Shares”) of common stock, par value $0.0001 per share (“Common Stock”), issuable under the Science 37 Holdings, Inc. 2021 Incentive Award Plan (the “2021 Plan”) and (ii) up to 1,163,484 shares of Common Stock (together with the 2021 Plan Shares, the “Shares”) issuable under the Science 37 Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP” and, together with the 2021 Plan, the “Plans”), in each case, resulting from an automatic annual increase as of January 1, 2023. The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 11, 2022 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each case that the individual grants or awards under the Plans are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and the applicable Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and that the number of shares of Common Stock resulting from an automatic annual increase under the Plans as of January 1, 2023 will not be less than the number of Shares included in the Registration Statement.

August 11, 2022

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Latham & Watkins LLP